EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 24, 2013 included in the Registration Statement on Form S-1 Amendment No. 2 and related prospectus of Owlhead Minerals Corp. for the registration of shares of its common stock.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP
SATURNA GROUP CHARTERED ACCOUNTANTS LLP
Vancouver, Canada
January 31, 2014